EXHIBIT 32.1

CERTIFICATION-PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The undersigned as Chief Executive Officer of Advaxis, Inc. (the “Company”), does hereby certify that the foregoing Quarterly Report on Form 10-Q of the Company for the quarter ended January 31, 2017:

(1)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	Fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 10, 2017

/s/ Daniel J. O’Connor
Daniel J. O’Connor
Chief Executive Officer, President and Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.